UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2021

VELODYNE LIDAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue San Jose, California		95138
(Address of principal executive offices)		(Zip Code)

(669) 275-2251
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, Velodyne Lidar, Inc. (“Velodyne”) initiated an arbitration proceeding against David Hall, alleging breach of contract and misappropriation of Velodyne confidential, proprietary, and trade secret information. Mr. Hall is a former director and officer, and a significant stockholder of Velodyne.

On September 7, 2021, the arbitrator issued a preliminary injunction against Mr. Hall following a hearing on Velodyne’s request for preliminary injunctive relief. Among other things, the arbitrator found that Velodyne has demonstrated a high likelihood of prevailing on its breach of contract claim against Mr. Hall and that Velodyne has adequately established the specter of irreparable harm from such breaches. The arbitrator noted that it appears that some of the 300,000 files copied by Mr. Hall in violation of his contract with Velodyne contain confidential company information and also trade secrets of Velodyne. Accordingly, the arbitrator ordered that:

•Mr. Hall is enjoined from retrieving or accessing three devices to which he copied Velodyne materials and must transfer those devices to a discovery special master, who will review Mr. Hall’s retention and usage of Velodyne information and prepare reports on such retention and use;
•Mr. Hall must provide an under-oath inventory of any and all of his personal electronic devices in his possession or control upon which Velodyne information currently resides and, upon Velodyne’s request, must provide Velodyne with access to those devices upon request to retrieve, destroy, or ensure the permanent deletion of Velodyne information from those devices;
•Mr. Hall is enjoined from using anything he created or worked on for Velodyne during the time of his employment.
•In light of the preliminary injunctive relief granted under its breach of contract claim, Velodyne’s requests for relief under the California Uniform Trade Secrets Act and for a deposition were denied at this juncture, but the arbitrator expressly held that Velodyne could reinstate those demands following the special master’s report on Mr. Hall’s retention and usage of Velodyne’s materials.

Specific to this proceeding, Velodyne has made several attempts to engage Mr. Hall in mediation toward resolution of all disputes between the parties. Velodyne welcomes the outcome of this hearing and will continue to vigorously protect its intellectual property in the best interests of Velodyne and all of its stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

DATE:	September 9, 2021	By:	/s/ Andrew Hamer
Andrew Hamer
Chief Financial Officer
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